Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR IMMEDIATE RELEASE

INTERPUBLIC ANNOUNCES DELAY IN FILING OF 10-K AND RELATED DEVELOPMENTS IN 404 PROCESS

New York, NY (March 11, 2005) – Interpublic indicated today that it would require additional time to file its annual report on Form 10-K and to release fourth quarter and full year 2004 earnings. The company has previously disclosed that it has a number of material weaknesses in internal control, including the documentation and control of the financial results reporting process. The delay will extend past March 31, the latest due date for filing the Form 10-K. The company attributed the delay to the breadth of internal work and analysis required given its material control weaknesses and in order to complete management’s report on internal controls, as required by section 404 of the Sarbanes-Oxley Act.

     The company has recently identified items that may require adjustments to prior period financial statements. Currently, the most significant of these items concerns acquisitions during the period from 1996 through 2001, for which the company may have improperly consolidated the results of acquired companies. The company is in the early stages of its review, but has identified preliminary amounts of approximately $145 million in revenue and $25 million of net income that may have been improperly recognized from 1996 through 2001. This review also encompasses several other matters that may also require adjustment to prior period financial statements, but the company has not yet determined the amounts and periods affected.

     “Since assuming my new role, I have been clear that the control environment is our most immediate priority,” said Interpublic Chairman and CEO, Michael Roth. “The extensive review process we have undertaken is appropriate given the material control weaknesses we face. We were unable to provide details concerning the timing of our earnings release until having come to this point in our process. We regret this, as well as the delay to our filing that will result. But the actions we are taking are consistent with our stated desire to thoroughly address internal controls and move beyond our financial reporting issues. These actions are not related to and should not impede the professional performance of our operating units, many of which continue to make great strides and deliver outstanding work and results to their clients.”

     The company intends to seek waivers and amendments of its covenants and indentures from its bank syndicate and its bondholders. On March 17, the company will update timing and status for both its 10-K filing and earnings release.

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About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe & Partners Worldwide, MAGNA Global, McCann Erickson, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

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Contact Information

General Inquiries: Julie Tu (212) 827-3776	Media, Analysts, Investors: Philippe Krakowsky (212) 704-1328	Analysts, Investors: Jerry Leshne (212) 704-1439

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Cautionary Statement

This press release contains forward-looking statements. Interpublic’s representatives may also make forward-looking statements orally from time to time. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under the heading “Risk Factors” in Interpublic’s annual report on Form 10-K and in Interpublic’s other SEC filings. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	Interpublic’s ability to attract new clients and retain existing clients;

•	Interpublic’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions;

•	risks arising from material weaknesses in Interpublic’s internal control over financial reporting;

•	potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the SEC investigation;

•	potential downgrades in the credit ratings of Interpublic’s securities;

•	development from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	the successful completion and integration of acquisitions which complement and expand Interpublic’s business capabilities.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading “Risk Factors” in Interpublic’s 2003 Form 10-K, September 2004 Form 10-Q and other SEC filings.

Interpublic Group 1114 Avenue of the Americas	New York, NY 10036	212-704-1200 tel 212-704-1201 fax